EXHIBIT 21

STIFEL FINANCIAL CORP.

LIST OF SUBSIDIARIES

Subsidiary Legal Name*	Jurisdiction of Incorporation/Formation
Stifel Financial Corp.	Delaware
Stifel, Nicolaus & Company, Incorporated	Missouri
Stifel Nicolaus Insurance Agency, Incorporated	Missouri
Ryan Beck Holdings, LLC	Missouri
Stifel Nicolaus Investment Consulting Co. Ltd.	Shanghai
Broadway Air Corp.	Missouri
Century Security Associates, Inc.	Missouri
Choice Financial Partners, Inc.	Missouri
Edward De La Rosa & Co., Inc.	California
KBW, LLC	Delaware
Keefe, Bruyette & Woods, Inc.	New York
KBW Asset Management, Inc.	Delaware
Merchant Capital, LLC	Alabama
MB Advisory Group LLC	Delaware
Miller Buckfire & Company, LLC	Delaware
Missouri Valley Partners	Missouri
1919 Investment Counsel, LLC	Maryland
1919 Services Company, LLC	Delaware
Stifel Aviation Asset Management, LLC	Delaware
Stifel Aviation Finance Acquisition, LLC	Delaware
Stifel Aviation Management, LLC	Delaware
Stifel Bank & Trust	Missouri
Stifel Mortgage Company, LLC	Missouri
Stifel Bank Community Development Corporation	Missouri
Stifel Bank – CDC – 501 N. Broadway, Inc.	Missouri

Subsidiary Legal Name*	Jurisdiction of Incorporation/Formation
Stifel Asset Management Corp.	Missouri
Sterne Agee, LLC	Delaware
Sterne Agee Asset Management, Inc.	Delaware
Sterne Agee Clearing Services, Inc.	Delaware
Sterne Agee Financial Services, Inc.	Delaware
Sterne Agee Investment Advisor Services, Inc.	Delaware
Sterne, Agee & Leach, Inc.	Delaware
The Trust Company of Sterne Agee, Inc.	Alabama
WRP Investments, Inc.	Ohio
Stifel Financial Capital Trust II	Missouri
Stifel Financial Capital Trust III	Missouri
Stifel Financial Capital Trust IV	Missouri
Stifel Nicolaus Europe Limited	United Kingdom
Stifel Trust Company, Delaware, National Association	Delaware
Stifel Trust Company, National Association	Missouri
Stifel Syndicated Credit, LLC	Missouri
Stone & Youngberg LLC	California
Thomas Weisel Partners Group, Inc.	Delaware
Thomas Weisel Partners LLC	Delaware
Thomas Weisel Capital Management LLC	Delaware
Thomas Weisel Venture Partners LLC	Delaware
Thomas Weisel Healthcare Venture Partners LLC	Delaware
Thomas Weisel Global Growth Partners LLC	Delaware
Thomas Weisel Asset Management LLC	Delaware
Monitbus Capital Management LLC	Delaware
Thomas Weisel Partners Insurance Services LLC	Delaware
Ziegler Capital Management, LLC	Wisconsin
Sagewood Asset Management LLC	Delaware

*	All subsidiaries of the registrant do business under their legal names. Indentation indicates the principal parent of each subsidiary.